UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2020

VIVOS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53497	80-0138937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

719 Jadwin Avenue, Richland, WA	99352
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (509) 736-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RDGL	OTCQB

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 28,2020, an accredited investor purchased from Vivos, Inc. (the “Company”) a promissory note in the principal amount of $50,000 (“Note”), which Note matures on May 31, 2021. The Note accrues interest at the rate of 6% per annum. The investor also agreed to exchange 1,867,500 warrants previously held by the investor for 933,750 shares of restricted common stock, $0.001 par value (“Common Stock”), which exchange was consummated pursuant to Section 3(a)(9) of the Securities Act.

Item 3.02	Unregistered Sales of Equity Securities

Issuance of Common Stock Pursuant to Offering Statement

As previously reported, on June 3, 2020, the Company launched an Reg A+ Offering being conducted on a “best efforts” basis under Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings, pursuant to the Company’s offering statement on Form 1-A, originally filed with the Securities and Exchange Commission (“SEC”) on July 29, 2019, as amended (the “Offering Statement”), which was qualified by the SEC on June 3, 2020.

Between November 30, 2020 and December 8, 2020, the Company completed the sale to investors of 42,177,778 shares of Common Stock pursuant to the Offering Statement, resulting in gross proceeds to the Company of $1,138,800. Proceeds from the sale of Common Stock will be used for general working capital purposes. As a result of the consummation of the sale of the Common Stock above, the Company will have issued a total of 84,730,518 shares of Common Stock under the terms of the Offering Statement qualified on June 3, 2020, resulting in gross proceeds to the Company of $2,287,724.

Please see the Offering Statement for additional details regarding the Offering, including the terms of the Common Stock being offered.

As noted above, the issuance of the Common Stock was made in reliance upon an exemption from registration provided under Regulation A of Section 3(6) of the Securities Act.

Issuance of Warrants and Promissory Note.

Between November 30, 2020 and December 7, 2020 the Company issued warrants (“Warrants”) to certain accredited investors to purchase 19.2 million shares of its Common Stock with a term of two years and an exercise price of $.06 per Warrant Share (“Warrant Shares”) under Regulation D under the Securities Act and the rules and regulations thereunder.

Upon issuance of the shares of Common Stock pursuant to the Reg A+ offering described above, the Company will have 283.35 million shares of Common Stock issued and outstanding, including approximately 15.37 million shares of Common Stock held by affiliates of the Company.

Item 8.01	Other Events

See Item 3.02 above.

Item 9.01	See Exhibit Index

Exhibit Number	Description
10.1	Form of Vivos Note 2020
10.2	Form of Warrant 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2020	VIVOS INC.

	By:	/s/ Michael Korenko
	Name:	Michael Korenko
	Title:	Chief Executive Officer